Exhibit 23.3





INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-50425, No. 33-59581, No. 33-60271, No. 333-20561, No. 33-50423, and No.
333-47119 of Virginia Electric and Power Company on Forms S-3 of our report dated February 8, 1999, appearing in the Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP


Richmond, Virginia
March 1, 1999